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                                                                    Exhibit 12.2

                         GOODRICH PETROLEUM CORPORATION
     RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITIES DIVIDENDS

                                                                                                                NINE MONTHS
                                                              YEAR ENDED DECEMBER 31,                        ENDED SEPTEMBER 30,
                                          ---------------------------------------------------------------  -----------------------
                                              2003        2002         2001        2000         1999         2004         2003
                                          -----------  -----------  ----------  -----------  ------------  -----------  ----------
Fixed Charges:
       Interest expense                   $ 1,051,198  $   985,185  $1,290,681  $ 4,390,331  $  2,810,576  $   788,590  $  745,999
       Preference securities dividends        974,558      984,235     963,586    1,193,768     1,249,343      487,694     730,920
                                          -----------  -----------  ----------  -----------  ------------  -----------  ----------
                                            2,025,756    1,969,420   2,254,267    5,584,099     4,059,919    1,276,284   1,476,919
                                          -----------  -----------  ----------  -----------  ------------  -----------  ----------

Earnings:
       Income (loss) before income taxes    6,043,870   (1,457,383)  3,445,640    3,476,737    (2,058,785)   9,606,856   3,674,113
       Plus: fixed charges                  2,025,756    1,969,420   2,254,267    5,584,099     4,059,919    1,276,284   1,476,919
       Preference securities dividends       (974,558)    (984,235)   (963,586)  (1,193,768)   (1,249,343)    (487,694)   (730,920)
                                          -----------  -----------  ----------  -----------  ------------  -----------  ----------
                                          $ 7,095,068  $  (472,198) $4,736,321  $ 7,867,068  $    751,791  $10,395,446  $4,420,112
                                          -----------  -----------  ----------  -----------  ------------  -----------  ----------

Ratio of Earnings to Fixed Charges and
       Preference Securities Dividends           3.50        (0.24)       2.10         1.41          0.19         8.15        2.99
                                          ===========  ===========  ==========  ===========  ============  ===========  ==========